EXHIBIT-99.05

                                            [Bridge Preferred Commitment Letter]


CIBC WORLD MARKETS CORP.                              THE CHASE MANHATTAN BANK
425 LEXINGTON AVENUE                                  270 PARK AVENUE
NEW YORK, NEW YORK  10017                             NEW YORK, NY  10017


CONTINENTAL CASUALTY COMPANY                          LAUREL HILL CAPITAL
333 SOUTH WABASH                                        PARTNERS LLC
CHICAGO, ILLINOIS  60685                              2 ROBBINS LANE
                                                      SUITE 201
                                                      JERICHO, NY  11753


                                                                    May 24, 1999


SW Acquisition, L.P.
c/o CIBC World Markets Corp.
425 Lexington Avenue, 7th Floor
New York, NY  10017

Attention:


              Re: Texas-New Mexico Power Company Acquisition Financing


Ladies and Gentlemen:

                  We understand that CIBC World Markets Corp. ("CIBC") and certain other investors (the "Equity Investors") through SW Acquisition, L.P. (the "Partnership") has formed an acquisition subsidiary, ST Acquisition Corp. ("Newco"), which intends to enter into a transaction pursuant to which Newco will merge (the "Merger") with and into TNP Enterprises, Inc. ("XYZ"), a holding company that owns Texas-New Mexico Power Company ("ABC"). In connection with the Merger, the former shareholders of XYZ will become entitled to receive approximately $590.0 million (or $44.00 per share, net to the seller) in cash and the Partnership will become the owner of all the issued and outstanding capital stock of XYZ. We further understand that the funding requirements for the Merger (including related fees and expenses) will be approximately $640.0 million and such amount, together with ongoing working capital needs, will be provided solely from (i) a senior secured term loan and revolving credit facility of Newco (the "Credit Facilities") of up to $165.0 million (approximately $25.0 million of the revolving credit portion of the Credit Facilities to be drawn on the closing date of the Merger (the "Closing Date")),
(ii) a backstop facility of ABC with aggregate availability of $428.0 million (the "Backstop Facility"), (iii) not less than a $100.0 million common equity investment by the Equity Investors in the Partnership and the investment by the Partnership in Newco of a portion of such amount which, together with the other financing, is sufficient to consummate the Merger (the "Equity Financing"), (iv) the issuance and sale of Preferred Shares (as defined below) and (v) the issuance and sale of up to $275.0 million aggregate principal amount of debt securities pursuant to an engagement letter of even date herewith among the parties hereto ("Debt Securities"). The Merger, the Credit Facilities, the Backstop Facility, the Equity Financing, the bridge loan contemplated by the commitment letter among CIBC, The Chase Manhattan Bank ("CMB"), the Partnership and Newco of even date herewith (the "Bridge Loan"), the issuance and sale of the bridge preferred stock contemplated by this letter and the issuance and sale of the Preferred Shares and the Debt Securities are herein collectively referred to as the "Transaction."

         In connection with the Transaction, you have engaged one or more investment banks reasonably satisfactory to the Purchasers (as defined below) to sell or place preferred equity securities of Newco (the "Preferred Shares").

         You  have  requested  that  CIBC,  CMB,  Continental  Casualty  Company
("Continental") and Laurel Hill Capital Partners LLC ("Laurel Hill") (collectively, the "Purchasers") commit to purchase from Newco senior preferred stock of Newco (the "Bridge Preferred Stock") with a liquidation preference of up to $32.5 million, $32.5 million, $32.5 million and $2.5 million, respectively ($100.0 million in the aggregate), as described in Section 1 hereof.

         Accordingly,   subject  to  the  terms  and  conditions  set  forth  or
incorporated in this letter, the Purchasers agree with you as follows:

         Section 1. Purchase of Bridge Preferred Stock. The Purchasers hereby commit, on an equal, but not joint and several, basis subject to the terms and conditions hereof and in the Summary Term Sheet attached hereto as Exhibit A (collectively, the "Term Sheet"), to purchase from Newco senior preferred stock of Newco on the Closing Date with an aggregate liquidation preference of up to $100.0 million. The proceeds of the sale of Bridge Preferred Stock shall be used solely to finance the Merger and to pay fees and expenses incurred in connection therewith. The principal terms of the Bridge Preferred Stock are summarized in the Term Sheet.

         Unless the Purchasers' commitment hereunder shall have been terminated pursuant to Section 7, the Purchasers shall have the exclusive right to purchase the Bridge Preferred Stock and CIBC and CMB or their Affiliates shall have the exclusive right to purchase any other bridge or interim financing required in connection with the Transaction.

         You hereby represent and covenant that based on your review and analysis, (a) all information other than Projections (as defined below) which has been or is hereafter made available to the Purchasers by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Information") has been reviewed and analyzed by you in connection with the performance of your own due diligence and, to the best of your knowledge, is, or in the case of Information made available after the date hereof will be, correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact known to you and necessary to make the statements contained therein, in the light of the circumstances under which such statements were or are made, not misleading, (b) to the best of your knowledge, the consolidated EBITDA of XYZ, ABC and their consolidated subsidiaries for the year ended December 31, 1998 was at least $135.0 million and (c) all financial projections concerning ABC, XYZ and Newco that have been or are hereafter made available to the Purchasers by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Projections") have been or, in the case of Projections made available after the date hereof, will be prepared in good faith based upon reasonable assumptions (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control and that no assurance can be given that such Projections will be realized). You agree to supplement the Information and the Projections from time to time until the termination of the Purchasers' commitment hereunder so that the representation and warranty made in the preceding sentence is correct as of such date. In selling any Bridge Preferred Stock, the Purchasers will be using and relying on the Information and the Projections. The representations and covenants contained in this paragraph shall remain effective until definitive financing agreements are executed and thereafter the disclosure representations contained herein shall be terminated and of no further force and effect. For purposes of this Agreement, "EBITDA" means, for any period, the aggregate amount of Consolidated Net Income (as defined), after adding thereto interest charges, interest income, income taxes, depreciation and amortization, amortization of regulatory assets, amortization or intangibles, non-cash regulatory deferrals and other amortizations, extraordinary items, and any other non-cash non-recurring items.

         The Purchasers shall be entitled to change the terms, structure and/or pricing of the Bridge Preferred Stock if they determine that such changes are advisable in order to ensure a successful syndication; provided, however, that in no event shall the aggregate liquidation preference of the Bridge Preferred Stock be lowered.

         Section 2. Financing Documentation. The purchase of the Bridge Preferred Stock will be governed by definitive purchase and related agreements and documentation (collectively, the "Financing Documentation") in form and substance reasonably satisfactory to the Purchasers and to you. The Financing Documentation shall be prepared by Cahill Gordon & Reindel, special counsel to the Purchasers. The Financing Documentation shall contain such covenants, terms and conditions as are consistent with this letter and the Term Sheet and such other covenants, terms, conditions, representations, warranties, and remedies provisions as shall be satisfactory to the Purchasers and you.

         Section 3. Conditions. The obligation of the Purchasers under Section 1 of this letter to purchase the Bridge Preferred Stock is subject to fulfillment of the following conditions:

                  (a) Merger  Agreement.  The  Partnership  and Newco shall have entered into an agreement relating to the Merger (the "Merger Agreement") on terms and in form and substance substantially consistent with the terms of the Merger Agreement reviewed by the Purchasers prior to the execution by the Partnership of this letter including, without limitation, the payment to the former shareholders of XYZ of not more than $44.00 per share, net to the seller in cash. The Merger Agreement shall not have been amended in any material respect without the Purchasers' written consent, which consent shall not be unreasonably withheld. All conditions precedent to the Merger contained in the Merger Agreement shall have been performed or complied with substantially on the terms set forth therein and not waived without the Purchasers' written consent, which consent shall not be unreasonably withheld and simultaneously with any drawing under the Credit Facilities, the making of the Bridge Loan or the purchase of Bridge Preferred Stock, the Merger shall have been consummated.

                  (b) Financing Documentation. Newco, ABC and the Purchasers shall have entered into the Financing Documentation relating to the Bridge Preferred Stock and the transactions contemplated thereby on terms and in form and substance reasonably satisfactory to the Purchasers and Newco.

                  (c) The Credit Facilities, the Backstop Facility and the Bridge Loan. Newco, ABC and the lenders applicable thereto shall have entered into documentation with respect to the Credit Facilities and the Backstop Facility (the "Senior Documentation") and the Bridge Loan (the "Bridge Loan Documentation") on terms and conditions (including
         with  respect  to  funding)  and  in  form  and  substance   reasonably
         satisfactory to the Purchasers. All conditions to funding thereunder shall have been satisfied or waived only with the consent of the Purchasers, not to be unreasonably withheld. Neither the Senior Documentation nor the Bridge Loan Documentation shall have been amended, without the Purchasers' consent, which consent shall not be unreasonably withheld.

                  (d) Equity Financing. On or prior to the Closing Date, Newco shall have received a common equity investment of not less than $100.0 million, which shall be provided by the Equity Investors through the Partnership. The terms and conditions of the Equity Financing and any tax sharing arrangement shall be satisfactory to the Purchasers.

                  (e) No Adverse Change or Development, Etc. (i) There shall not have occurred since the date of the most recent financial statements of XYZ a material adverse effect on the rights or remedies of the Purchasers, or on the ability of Newco to perform its obligations to the Purchasers or on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise), results of operations or prospects of ABC; (ii) trading in securities generally on the New York or American Stock Exchange shall not have been suspended; minimum or maximum prices shall not have been established on any such exchange;
         (iii) a banking moratorium shall not have been declared by New York or United States authorities; and (iv) there shall not have been (A) an outbreak or escalation of material hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other material insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or
         (C) any material change or disruption in the general financial banking or capital markets of the United States which, in each case, in the reasonable judgment of the Purchasers would materially and adversely affect or impair the ability to sell or place the Preference Shares or the Bridge Preferred Stock.

                  (f) Capital Structure. The pro forma consolidated capital structure of Newco, ABC and XYZ, after giving effect to the Transaction (including all adjustments permitted by Regulation S-X under the Securities Act of 1933), shall be consistent in all material respects with the Projections and capital structure contemplated herein.

                  (g) Governmental and Third Party Approvals. All governmental and third party approvals required by the Merger Agreement and any other material governmental and third party approvals required in connection with the financing contemplated hereby shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the financing thereof.

                  (h) Financial  Statements.  The Purchasers shall have received
         (i)satisfactory audited financial statements of XYZ and ABC for the three most recent fiscal years for which such financial statements are available and (ii)satisfactory unaudited interim consolidated financial statements of XYZ and ABC for each fiscal month and quarterly period ended after the latest fiscal year referred to in clause(i) above as to which such financial statements are available and such financial statements shall not reflect any material adverse change in the consolidated financial conditions of XYZ and ABC and their respective subsidiaries from what was reflected in the financial statements or projections previously furnished to the Purchasers.

                  (i) Minimum EBITDA. The Purchasers shall be satisfied that Consolidated EBITDA of XYZ, ABC and their consolidated subsidiaries for the latest twelve month period for which the relevant financial information is available shall equal at least $135.0 million and the Partnership shall provide support for such calculation of a nature that is satisfactory to the Purchasers.

                  (j) Solvency. The Purchasers shall have received a certificate of Newco satisfactory in form and substance to the purchasers, executed by the Chief Executive Officer or Chief Financial Officer of Newco, that shall certify the solvency of Newco and its subsidiaries after giving effect to the Merger and the other transactions contemplated hereby.

                  (k) Power Market Study. The Purchasers shall have received within 120 days of the date thereof a power market study by a satisfactory independent power marketing consultant, in form and substance satisfactory to the Purchasers.

                  (l) Environmental Audit. The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached an environmental audit with respect to certain real property owned or leased by XYZ, ABC and their subsidiaries from a firm acceptable to the Lenders, which audit shall not reveal any material adverse change in XYZ, ABC and their subsidiaries.

                  (m) Opinions, Representations and Warranties. The Purchasers shall be entitled to rely on all representations, warranties and opinions given in connection with the Merger Agreement and shall have received representations, warranties and legal opinions covering matters customary for preferred equity financings of the type contemplated.

                  (n) Take-Out Banks. You shall have engaged one or more investment banks satisfactory to the Purchasers (the "Take-Out Banks") to publicly offer or privately place the Preferred Shares, the proceeds of which will be used either, in lieu of the Bridge Preferred Stock, to fund the Merger or, if the Bridge Preferred Stock is outstanding, to redeem in whole or in part the Bridge Preferred Stock. You and Newco shall have prepared (and shall have obtained the agreement of XYZ and ABC to assist in the preparation of) an offering memorandum relating to the issuance of the Preferred Shares (which offering memorandum shall contain audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, of ABC for the periods required of a registrant on Form S-1) at least30 days prior to funding and the Take-Out Banks shall have been afforded the opportunity to market and shall have marketed such Preferred Shares pursuant to such offering memorandum for such a period as is customary to complete the sale of securities such as the Preferred Shares. You and Newco shall have used all reasonable commercial efforts to assist (and shall have obtained the agreement of XYZ and ABC to assist) the Take-Out Banks in marketing the Preferred Shares, including, without limitation, having prepared the offering memorandum relating thereto, having made senior management of XYZ and ABC and other representatives of the Partnership, XYZ and ABC available (at mutually agreeable times) to participate in meetings with prospective investors and having provided such information and assistance as the Take-Out Banks shall have reasonably requested during the course of such marketing process.

         Section 4. Securities Demand. The Financing Documentation will provide that upon request (a "Request") from the Take-Out Banks made at any time after the Closing Date while any amount of the Bridge Preferred Stock is outstanding, the Partnership, Newco, XYZ and ABC shall take all reasonable actions necessary or desirable, to the extent within their power, so that the Take-Out Banks can, as soon as practicable after such Request, publicly offer or privately place Preferred Shares (the "Initial Request Date"). The Financing Documentation will also provide that upon notice by the Take-Out Banks (a "Take-Out Securities Notice"), at any time and from time to time following the Initial Request Date, Newco, XYZ and ABC will issue and sell Preferred Shares upon such terms and conditions as specified in the Take-Out Securities Notice; provided, however, that for either a Request or a Take-Out Securities Notice (i) dividend rates shall be determined by the Take-Out Banks in light of the then prevailing market conditions, but in no event shall the dividend rate on the Preferred Shares exceed 18.00% per annum; (ii) the Preferred Shares will contain such terms, conditions and covenants as are customary for similar financings and as are satisfactory in all respects to the Take-Out Bank, after consultation with Newco, XYZ and ABC; and (iii) all other arrangements with respect to the Preferred Shares shall be reasonably satisfactory in all respects to the Take-Out Bank, after consultation with Newco, XYZ and ABC, in light of the then prevailing market conditions. CIBC and CMB agree that if one of the Take-Out Banks (the "Electing Bank") provides notice to the other Take-Out Bank (the "Receiving Bank") that it desires to deliver a Request and Take-Out Securities Notice and the Receiving Bank does not desire to do so, no Request or Take-Out Securities Notice will be delivered for 30 days, at which time the Electing Bank may require the Receiving Bank to join in the delivery of a Request and Take-Out Securities Notice. The foregoing shall not limit the ability of Newco, XYZ or ABC to refinance the Bridge Preferred Stock by other means.

         In addition, the Partnership, Newco, XYZ and ABC covenant and agree subsequent to the purchase date of any portion of the Bridge Preferred Stock to use reasonable best efforts to assist the Take-Out Banks in marketing the Preferred Shares to refinance the Bridge Preferred Stock, including, without limitation, preparing an offering memorandum relating thereto, making senior management of ABC and other representatives of the Partnership, XYZ and ABC available (at mutually agreeable times) to participate in meetings with prospective investors and providing such information and assistance as the Take-Out Banks shall reasonably request during the course of such marketing process.

         Section 5. Indemnification and Contribution. You agree to indemnify the Purchasers and each of their respective affiliates and each person in control of the Purchasers and each of their respective affiliates and the respective officers, directors, managers, employees, agents and representatives of the Purchasers and their respective affiliates and control persons, as provided in the Indemnity Letter dated the date hereof (the "Indemnity Letter") and attached hereto.

         Section 6. Expenses. In addition to any fees that may be payable to the Purchasers hereunder and regardless of whether any of the transactions contemplated by this letter are consummated, if this letter agreement is terminated, the Bridge Preferred Stock is purchased or the Financing Documentation is executed and delivered, you hereby agree to reimburse the Purchasers for all reasonable fees and disbursements of legal counsel, including but not limited to the reasonable fees and disbursements of Cahill Gordon & Reindel, the Purchasers' special counsel and consultants, and all of the Purchasers' travel and other reasonable out-of-pocket expenses incurred in connection with the Transaction or otherwise arising out of the Purchasers' commitment hereunder.

         Section 7. Termination. The Purchasers' commitment hereunder to purchase the Bridge Preferred Stock shall terminate, unless expressly agreed to by the Purchasers in their sole discretion to be extended to another date, on the earlier of (A) February 24, 2000 if no portion of the Bridge Preferred Stock has been purchased (other than as a result of failure of the Purchasers to fulfill their obligations hereunder), and (B) the termination of the Merger Agreement in accordance with the terms thereof. No such termination of such commitment shall affect your obligations under Sections 5 and 6 hereof or this
Section 7, which shall survive any such termination.

         Section 8. Assignment. This letter shall not be assignable by any party hereto without the prior written consent of the other parties (other than, in the case of the Purchasers, to an affiliate of such Purchaser, it being understood that any such affiliate shall be subject to the restrictions set forth in this Section 8); provided, however, that the Purchasers shall have the right, in a manner agreeable to one another, to sell, transfer or assign all or any portion of, or interests in, the Bridge Preferred Stock and the commitment with respect thereto. The Partnership, Newco, XYZ and ABC agree, upon request of the Purchasers, to use reasonable best efforts, whether prior to or after the purchase date of any Bridge Preferred Stock, to assist the Purchasers in selling the Bridge Preferred Stock or the commitment with respect thereto, including, without limitation, in connection with (x) the preparation of an information package regarding the Transaction, including the Information and the Projections described in Section 1 hereof, and (y) meetings and other communications with prospective Purchasers, including making senior management of ABC and other representatives of the Partnership, XYZ and ABC available (at mutually agreeable times) to participate in such meetings. The Purchasers agree among themselves that neither the Purchasers nor any of their respective direct and indirect transferees shall sell, transfer, assign or otherwise reduce or transfer their risk (including by way of derivatives or otherwise) (each, a "Disposition") at any time with respect to their commitments with respect to the Bridge Preferred Stock, other than a Disposition thereof by a Purchaser to one or more of its affiliates or a Disposition thereof by CIBC World Markets Corp., with an option to CMB, Continental and Laurel Hill to participate pro rata in such Disposition. Prior to the six-month anniversary of the Closing Date, no Purchaser shall make or pursue any Disposition of any portion of the Bridge Preferred Stock without the consent of CIBC. In the case of any Disposition by any party prior to the six-month anniversary of the Closing Date, such party shall provide each other Purchaser at such time the option to participate pro rata in such Disposition. To the extent that any Purchasers sell limited partnership interests of the Partnership with their Bridge Preferred Stock prior to the six-month anniversary of the Closing Date, such Purchasers will make available limited partnership interests of the Partnership to any Purchaser participating in the Disposition that does not own any such limited partnership interests on terms to be mutually satisfactory to permit such Purchaser to participate in the Disposition on a pro rata basis.

         Section 9. Miscellaneous. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS COMMITMENT LETTER IS HEREBY WAIVED. THE PARTNERSHIP HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER OR ANY MATTERS CONTEMPLATED HEREBY. This letter (including the provisions of the Indemnity Letter specifically incorporated herein) embodies the entire agreement and understanding between you and the Purchasers and supersedes all prior agreements and understandings relating to the subject matter hereof. This letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         The Purchasers reserve the right to employ the services of their respective affiliates in providing services contemplated by this letter and to allocate, in whole or in part, to their respective affiliates certain fees payable to the Purchasers in such manner as the Purchasers and their respective affiliates may agree in their sole discretion. The Partnership acknowledges that the Purchasers may share with any of their respective affiliates and such affiliates may share with the Purchasers (in each case, subject to any confidentiality agreements applicable thereto), any information related to the Partnership or its affiliates, XYZ, ABC (including information relating to creditworthiness) or the Transaction.

         Each of the parties hereto agree that it will not disclose this Agreement or the contents hereof to any person without the approval of each of the Purchasers, except that the Purchasers may disclose this Agreement and the contents hereof to their affiliates as provided above and each party may disclose this Agreement and the contents hereof (i) to officers, employees, attorneys, accountants and advisors of the parties hereto, XYZ and ABC on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory process. The provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Agreement. This section shall not preclude the release of information necessary for syndication of the Bridge Preferred Stock.

         If you are in agreement with the foregoing, please sign and return to the Purchasers c/o CIBC World Markets Corp. at 425 Lexington Avenue, New York, New York 10017 the enclosed copy of this letter no later than 6:00 p.m., New York time, on May 24, 1999, whereupon the undertakings of the parties shall become effective to the extent and in the manner provided hereby. This offer shall terminate if not so accepted by you on or prior to that time.

                                   Very truly yours,

                                   CIBC WORLD MARKETS CORP.



                                   By:    /s/ S. Paul Kovich
                                          ---------------------
                                          Name:  S. Paul Kovich
                                          Title: Managing Director


                                   THE CHASE MANHATTAN BANK



                                   By:    /s/ Thomas L. Casey
                                          ---------------------
                                          Name:  Thomas L. Casey
                                          Title: Vice President


                                   CONTINENTAL CASUALTY COMPANY



                                   By:    /s/ Marilou R. McGirr
                                          ----------------------
                                          Name:   Marilou R. McGirr
                                          Title:  Vice President

                                   LAUREL HILL CAPITAL
                                      PARTNERS LLC


                                   By:    /s/ W.J. Catacosinos
                                          ---------------------------
                                          Name:  William J. Catacosinos
                                          Title: Manager


Accepted and Agreed to as of
the date first above written:

SW ACQUISITION, L.P.
  a Texas limited partnership

BY:  GENERAL PARTNER:
     SW I ACQUISITION GP, L.P.,
     a Texas limited partnership

BY:  GENERAL PARTNER:
     SW II ACQUISITION, LLC,
     a Texas limited liability company

By:  /s/ W.J. Catacosinos
     -----------------------------
     Name:  William J. Catacosinos
     Title: Manager



ST ACQUISITION CORP.


By:  /s/ W.J. Catacosinos
     -----------------------------
     Name:  William J. Catacosinos
     Title: President and Chief
            Executive Officer

                                                                       EXHIBIT A



                                Summary of Terms


                  The following summarizes selected terms of the senior bridge preferred stock to be sold in connection with the proposed acquisition (the "Acquisition") of Texas-New Mexico Power Company by ST Acquisition Corp., a newly formed acquisition subsidiary of SW Acquisition, L.P. This Summary of Terms is intended merely as an outline of certain of the material terms of such preferred stock. It does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to such preferred stock and it is not intended to limit the scope of discussion and negotiation of any matters not inconsistent with the specific matters set forth herein. All terms defined in the commitment letter to which this Summary of Terms is attached and not otherwise defined herein shall have the same meanings when used herein.

Issuer:                             ST Acquisition Corp. (the "Issuer").

Issue: $100.0 million aggregate liquidation prefe-rence of Senior Preferred Stock due 2011 (the "Preferred Stock").

Liquidation Preference:             $1,000  per  share,   plus  accumulated  and
                                    unpaid dividends.

Maturity Date:                                 , 2011 (12 years).

Dividends:                          Dividends on the Preferred Stock will accrue
                                    semi-annually in arrears and will initially be set at the greater of LIBOR plus 700 basis points or 12.00%. The dividend rate will increase on the 91st day subsequent to funding (the "Issue Date") of the Preferred
                                    Stock and thereafter as set forth in the schedule below:

                                    Days After                       Incremental
                                     Funding                            Spread
                                    ----------                       -----------
                                     91-180                            100 bps
                                    181-270                            150 bps
                                    271-365                            200 bps

                                    At  the one-year  anniversary  of the  Issue
                                    Date  the  dividend  rate  on the  Preferred
                                    Stock shall be fixed at 18.00%. Dividends will be payable in kind.

Ticking Fee:                        A cash fee (the "Ticking Fee") of 0.50%  per
                                    annum on the average commitment from signing to purchase or termination of the commitment
                                    (it being understood that no Ticking Fee is payable if the Closing Date does not occur except to the extent of any Expense Amount paid under Section 8.02(b)or Section 8.02(c) of the Merger Agreement).

Use of Proceeds:                    The Issuer will use  the net  proceeds  from
                                    the sale of the  Preferred  Stock,  together
                                    with borrowings under the Credit Facilities,
                                    the net proceeds  from the  Bridge  Loan and
                                    the net proceeds  from the Equity Financing,
                                    to fund the Acquisition, to pay related fees
                                    and   expenses  and  for  general  corporate
                                    purposes.

Optional Redemption:                The Preferred Stock  will be  redeemable  at
                                    the option of the Issuer, in whole or in part, at $1,000 per share plus accrued and unpaid dividends for a period up to and including the first anniversary of the Issue
                                    Date. After the first anniversary of the Issue Date, the Preferred Stock will be non-callable until after the fifth anniversary of the Issue Date, at which time the Prefer-red Stock will be redeemable at the option of the Issuer, in whole or in part, at a premium declining ratably to par in year 11.

Change of Control:                  In the  event of a  Change  of  Control  (as
                                    defined),  the  Issuer  will be  required to
                                    make an offer  to purchase all  of the  out-
                                    standing Preferred Stock at a purchase price
                                    equal  to  101%  of liquidation  preference,
                                    plus   accrued  and  unpaid dividends.

Voting: The Preferred Stock will be non-voting, except as otherwise required by law. In ad-dition, if the Issuer (i)fails to make a mandatory redemption or Change of Control offer, or (ii) fails to comply with certain covenants or make certain payments on its Indebtedness, holders of the Preferred Stock, voting as a class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of the Issuer's board of directors.

Restrictive Provisions:             The Certificate of  Designation (as defined)
                                    pursuant to which the Preferred Stock will be issued will restrict, among other things:

                                      the incurrence of additional indebtedness, the payment of dividends and distribu-tions, the creation of liens, the issuance of stock of subsidiaries, transactions with affiliates, the making of certain investments, asset sales, merger or consolidation of the Issuer and its subsidiaries, the transfer of assets.

                                    In addition, the Certificate of Designation will prohibit the issuance of preferred stock ranking senior to or pari passu with the Preferred Stock.

Registration Rights:                The  Financing  Documentation  will  require
                                    that the Issuer provide  customary registra-
                                    tion rights, including, without  limitation,
                                    a registered exchange offer or,  if not per-
                                    mitted  by  applicable  law  to  effect   an
                                    exchange offer, demand registrations.

Commitment Fee:                     1.25% of  total  commitment  amount,  earned
                                    upon acceptance of the Commitment Letter but payable upon the Issue Date (it being under-stood that no Commitment Fee is payable if the Issue Date does not occur except to the extent of any Expense Amount paid under
                                    Section 8.02(b) or  Section  8.02(c) of  the
                                    Merger Agreement).

Funding Fee:                        1.50% of total funded amount of  the Prefer-
                                    red Stock, payable upon funding of the Preferred Stock.

Warrants:                           Warrants  will be made  available to facili-
                                    tate the sale of the Preferred Stock by  the
                                    Purchasers, exercisable at a  nominal strike
                                    price for a period of  five years and repre-
                                    senting up  to 5.0%  of  the  fully  diluted
                                    common  equity  of  the  Issuer  (the  "War-
                                    rants").   In  addition, to the  extent that
                                    the Preferred Stock has not been refinanced prior to the first anniversary of the Issue
                                    Date, and any of the Preferred Stock is held on such date by any of the Purchasers, such Purchasers shall be entitled to Warrants remaining after any sale of the Preferred
                                    Stock; provided, that no Purchaser shall receive a percentage of the total number of Warrants that exceeds the amount of Pre-ferred Stock held by such Purchaser divided by the total outstanding amount of Preferred
                                    Stock.

                                    The  Warrants  will  have   customary  anti-
                                    dilution protection.

                                    The holders of at  least 25% of  outstanding
                                    Warrants will have, following the occurrence
                                    of an  Exercise Event  (as defined  herein),
                                    the right to  require the  Company to effect
                                    demand registrations of the shares of Common
                                    Stock issued or issuable  upon the  exercise
                                    of the Warrants ("Warrant Shares"); provided
                                    that in lieu of  filing such a  registration
                                    statement, the  Issuer may make  an offer to
                                    repurchase  all of  the Warrant Shares  at a
                                    price  per share  equal to the  fair  market
                                    value per share of Common Stock (without any
                                    discount for lack of  liquidity,  the amount
                                    of Common Stock  proposed to be sold  or the
                                    fact that the shares of Common Stock held by
                                    the holders may  represent a  minority inte-
                                    rest in a  private company)  determined by a
                                    nationally  recognized  investment   banking
                                    firm reasonably acceptable to the Issuer and the Purchasers.

                                    "Exercise Event" means: (i) a Change of Con-
                                    trol (as defined),  (ii) seven days prior to
                                    the date on which  the Issuer files  a regi-
                                    stration statement with respect to a  Public
                                    Equity Offering (as defined), (iii) the date
                                    on which any class of  equity securities  of
                                    the Issuer is  listed on a  national securi-
                                    ties exchange or authorized for quotation on
                                    the  National   Association  of   Securities
                                    Dealers Automated Quotation System or (iv) 5 years from the Issue Date.

                                    Holders of Warrant Shares will also have the
                                    right  to  include  such shares in any regi-
                                    stration  statement relating  to any  common
                                    equity  securities of the  Issuer under  the
                                    Securities Act  of 1933 filed by  the Issuer
                                    for its  own account  or for the  account of
                                    any of its securityholders (other than (i) a
                                    registration statement on Form S-4 or S-8 or
                                    (ii)  a  registration   statement  filed  in
                                    connection  with  an  offer  of   securities
                                    solely to existing securityholders) for sale
                                    on the same  terms  and  conditions  as  the
                                    securities   of  the  Issuer  or  any  other
                                    selling  securityholder  included   therein,
                                    subject to pro rata  reduction to the extent
                                    that the Issuer is  advised by the  managing
                                    underwriter thereof that the total number of
                                    Warrant   shares  proposed  to  be  included
                                    therein  is  such   as  to  materially   and
                                    adversely   affect   the   success   of  the
                                    offering.

                                    Take-Along Rights; Drag-Along Rights. In the event the Existing Stockholders (as defined) propose to sell or otherwise transfer shares of Common Stock of the Issuer, subject to certain exceptions, in one transaction or a series of transactions, aggregating 15% or more of the shares of the Issuer's Common Stock or 15% or more of the Common Stock then owned by the Existing Stockholders, the holders of the Warrants and the Warrant Shares shall have the right to require the Existing Stockholders to cause the proposed purchaser to purchase on the same terms and conditions from each of them a percentage of the number of Warrants and Warrant Shares owned by each such holder equal to the per-centage such holder's Warrants or Warrant Shares represent of the outstanding Common Stock of the Issuer, determined on a fully-diluted basis. In addition, under certain circumstances, the Existing Stockholders can require the holders of Warrant Shares to sell such Warrant Shares in the event that the Existing Stockholders sell (i) all or substantially all of the capital stock of the Issuer or (ii) all or substantially all of the Issuer's assets, determined on a consolidated basis.